UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018 (November 14, 2018)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2018 , OptimumBank Holdings, Inc. (the “Company”) received a letter (the “Letter”) from the staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the staff of Nasdaq had reviewed two stock issuances by the Company, and had determined that the issuances did not comply with Nasdaq Rule 5635(c) (the “Rule”), as described more fully below. The Rule requires, among other things, shareholder approval for the issuance of shares to directors at a price below market value.

The Letter does not have any immediate effect on the listing of the Company’s common stock. The Company is currently in discussions with the Nasdaq staff about potential approaches to remedy the non-compliance with these rules, and the Company intends to regain compliance as quickly as possible.

The two stock issuances were as follows:

The first transaction consisted of the sale of 20,814 shares of common stock on March 30, 2018 to Moishe Gubin, a member of the Company’s Board of Directors, at a cash price of $2.21 per share. At that time, the market price of common stock was $4.12. To address the Rule, the Company has indicated that it will treat the issuance of the shares as an equity award under the Company’s 2018 equity incentive plan, which was approved by the Company’s shareholders at its 2018 annual meeting. The Company intends to submit this proposal to Nasdaq for its approval.

The second transaction consists of the issuance of 79,186 shares of common stock on April 9, 2018, in exchange for 7 shares of the Company’s preferred stock held by Mr. Gubin. At Mr. Gubin’s direction, the Company issued the common shares to a third party. The Company valued the common shares at $2.21 per share. At that time, the market price of common stock was $4.12. The Company intends to develop and submit a compliance plan to address this matter.

The Company has a period of 45 calendar days to submit a plan to regain compliance. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Letter to evidence compliance.

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 16, 2018	By:	/s/ Timothy Terry
Timothy Terry
Principal Executive Officer